Exhibit 10.5

                           VERMONT PURE HOLDINGS, LTD.
                                   P.O. Box C
                              Randolph, Vermont 05060
                                  802-728-3600
                                Fax: 802-728-4614


                            As of September 12, 1997







Dear Option Holder:

     On September 12, 1997, the Board of Directors of Vermont Pure Holdings, Ltd. ("the Company") voted to grant you one or more new options (each, a "New Option") to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"), at an exercise price of $2.50 per share, the fair market value of the Common Stock on the date of grant, in exchange for the surrender of one or more of your existing options (each, an "Old Option"). Each New Option is for at least as many shares as were covered by the corresponding Old Option; most New Options are for more shares, as described below. The purpose for this transaction was to ensure that a significant number of five-year options expiring in 1999 and 2000 are effectively extended for five additional years.

     Eligible option holders are those officers, directors and employees of the Company who hold stock options expiring before January 1, 2001. Only options expiring before that time are covered. The number of New Options was determined as follows: Subtract your Old Option exercise price per share from $2.50. If the answer is zero or less than zero (in other words, your Old Option exercise price is equal to or greater than $2.50 per share), your New Option will be for the same number of shares as your Old Option. If the answer is greater than zero (your Old Option exercise price per share is less than $2.50), multiply the number of shares subject to the Old Option by the difference in price, divide that amount by $2.50, and add the resulting number of shares to the number of shares previously covered by the Old Option. Information about your Old Options is at the end of this letter.



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     If your Old Option was granted  under a stock  option plan of the  Company, your New Option is likewise granted under a plan. If and to the extent that you are eligible under the tax laws for an incentive stock option (available only to employees), your New Option is structured as an incentive stock option. If your Old Option was a non-plan option, your New Option is likewise a non-plan option. You will be immediately vested under the New Option in the same percentage of shares as you were vested under the Old Option; the remaining shares, if any, will continue to vest under the same vesting schedule as in the Old Option. Except for the extended term, the option price and, in most cases, the number of shares, the other terms of the New Option are identical to the terms of your surrendered Old Option.

     Information about your options is set forth below. By signing the enclosed extra copy of this letter and returning it to Bruce MacDonald at the Company's offices in Randolph, you are terminating your Old Option(s) listed below. Your New Option(s) will be sent to you after we have received your letter. The deadline for receiving your letter is October 31, 1997. If you do not return your letter to us by then, your New Option(s) will be null and void.

         If you have any questions, feel free to contact me or Bruce MacDonald.

                                                      Very truly yours,

                                                      VERMONT PURE SPRINGS, LTD.
                                                      By:  Timothy G. Fallon
                                                           President






ATTACHMENT A - OPTION SCHEDULE










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                         ATTACHMENT A - OPTION SCHEDULE

                              Name of Option Holder

                                 Timothy Fallon

    Number of Shares, Exercise Price and Expiration Date under OLD Option(s)

           Option #1 - 133,332 shares\$2.25 per share\1 December 1999

           Option #2 - 266,668 shares\$2.25 per share\1 December 1999

                                Plan or Non-Plan
                                ----------------

                                Option #1 - Plan

                              Option #2 - Non-Plan

 Number of Shares (at the new Exercise Price of $2.50 per Share) and Expiration
                             Date of NEW Option(s)


           Option #1 - 146,665 shares\$2.50 per share\1 December 2004

           Option #2 - 293,335 shares\$2.50 per share\1 December 2004



                                   Signature

     In consideration for the New Option(s) described above and in the letter from Vermont Pure Holdings, Ltd. to me dated as of September 12, 1997 that accompanies this Option Schedule, I hereby agree that my Old Option(s) described above are terminated as of September 12, 1997 and that I have no further rights pursuant to the Old Option(s).



                                            Signature:       /s/ Timothy Fallon
                                                       -------------------------
                                            Name:                Timothy Fallon